                                                                    Exhibit 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF DELAWARE

In re:                                )  Chapter 11
                                      )
DVI, INC., et al.                     )
                                      )
            Debtors.                  )  Case No. 03-12656 (MFW)
                                      )
                                      )
                                      )
                                      )  Jointly Administered
                                      )
                                      )

                                         Hearing Date: February 3, 2004 at 4:00
                                         p.m.



                                         Objection Deadline: January 27, 2004 at
                                         4:00 p.m.



AMENDED NOTICE OF HEARING ON MOTION OF DEBTORS AND DEBTORS-IN-POSSESSION FOR ORDER PURSUANT TO SECTIONS 105 AND 365 OF THE BANKRUPTCY CODE AND FEDERAL RULE OF BANKRUPTCY PROCEDURE 9019 APPROVING (I) THE DEBTORS' ASSUMPTION AND ASSIGNMENT OF CERTAIN CONTRIBUTION AND SERVICING AGREEMENTS, AS MODIFIED, AND
(II) A SETTLEMENT AGREEMENT AMONG THE DEBTORS, U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, AND VARIOUS OTHER PARTIES


      PLEASE TAKE NOTICE that, on January 6, 2004, DVI, Inc. ("DVI"), DVI Financial Services Inc. ("DVIFS") and DVI Business Credit Corporation ("DVIBC"), debtors and debtors-in-possession in the above-captioned cases (collectively, the "Debtors"), filed with United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") their MOTION OF DEBTORS AND DEBTORS-IN-POSSESSION FOR ORDER PURSUANT TO SECTIONS 105 AND 365 OF THE BANKRUPTCY CODE AND FEDERAL RULE OF BANKRUPTCY PROCEDURE 9019 APPROVING (I) THE DEBTORS' ASSUMPTION AND ASSIGNMENT OF CERTAIN CONTRIBUTION AND SERVICING AGREEMENTS, AS MODIFIED, AND (II) A SETTLEMENT AGREEMENT AMONG THE DEBTORS, U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, AND VARIOUS OTHER PARTIES (THE "MOTION") [DOCKET NO. 1117].

      PLEASE TAKE FURTHER NOTICE that a hearing to consider the Motion (the "Hearing") shall commence on FEBRUARY 3, 2004 AT 4:00 P.M. (PREVAILING EASTERN
TIME) or as soon thereafter as counsel can be heard before the Honorable Mary F. Walrath in the Bankruptcy Court, 824 Market Street, 6th Floor, Wilmington, Delaware 19801.
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      PLEASE TAKE FURTHER NOTICE that JANUARY 27, 2004 AT 4:00 P.M.
(PREVAILING EASTERN TIME) is fixed as the last date for filing and serving objections to the Motion (the "Objection Deadline"). To be considered, objections, if any, to the Motion must (i) be in writing, (ii) comply with the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules and (iii) be filed with the Bankruptcy Court together with proof of service and served so as to be RECEIVED no later than the Objection Deadline by counsel for the Debtors, Latham & Watkins LLP, Suite 5800 Sears Tower, 233 South Wacker Drive, Chicago, Illinois 60606 (Attn: Josef S. Athanas, Esq.), Adelman Lavine Gold and Levin, a Professional Corporation, The Citizens Bank Center, 919 North Market Street, Suite 710, Wilmington, Delaware 19801 (Attn: Raymond H. Lemisch, Esq.) and Adelman Lavine Gold and Levin, a Professional Corporation, 4 Penn Center Plaza, Suite 900, Philadelphia, Pennsylvania 19103 (Attn: Gary M. Schildhorn, Esq.).

      PLEASE TAKE FURTHER NOTICE that, by the Motion, the Debtors are seeking the Bankruptcy Court's approval of a settlement agreement (the "Settlement Agreement") among the Debtors, U.S. Bank National Association, as Trustee, each Receivables Corporation that is a party to the Settlement Agreement, each Issuer that is a party to the Settlement Agreement, the Ad Hoc Committee of Noteholders, Lyon Financial Services, Inc. d/b/a US Bancorp Portfolio Services and, solely for purposes of Section 4 of the Settlement Agreement, Goldman Sachs Credit Partners, Ableco Finance LLC and A3 Funding LP. Among other things, the Settlement Agreement (i) amends the Contribution and Servicing Agreements and certain Indentures, (ii) provides for the assumption and assignment of the Contribution and Servicing Agreements to Lyon Financial Services, Inc. d/b/a US Bancorp Portfolio Services and fixes the cure amount and adequate assurance of future performance for such assumption and assignment, (iii) liquidates certain claims by and against the Debtors and certain Securitization Trusts, (iv) provides that, under certain circumstances, U.S. Bank National Association, as Trustee, will release its liens on certain of the Debtors' assets upon any Debtor's request and without the need to obtain any further Noteholder consent,
(v) provides that, under certain circumstances, the Debtors will assign to U.S. Bank National Association, as Trustee, certain security interests they hold on certain assets and (vi) provides that, subject to certain limitations, each of the Debtors, U.S. Bank National Association, as Trustee, each Receivables Corporation that is a party to the Settlement Agreement, each Issuer that is a party to the Settlement Agreement, the Ad Hoc Committee of Noteholders, Lyon Financial Services, Inc. d/b/a US Bancorp Portfolio Services, Goldman Sachs Credit Partners, Ableco Finance LLC and A3 Funding LP irrevocably and absolutely releases, remises, acquits, and discharges each other and each of their current and former officers, directors, trustees, employees, attorneys, agents, affiliates, consultants, shareholders, successors and assigns from any and all claims, demands, causes of action, actions, liabilities, damages, losses, expenses and costs, of any kind or nature whatsoever (whether in law, equity or otherwise), including without limitation claims arising under sections 544 through 553 of the Bankruptcy Code, absolute or contingent, matured or unmatured, liquidated or unliquidated, now known or subsequently discovered, that (a) arise out of or in any way relate to the settlement set forth in the Settlement Agreement and/or any transactions contemplated by the Settlement Agreement or (b) arise out of or in any way relate to certain Securitizations, certain Indentures, the Contribution and Servicing Agreements, certain Contracts, certain Equipment and/or the entry into or performance of any of the foregoing.

      PLEASE TAKE FURTHER NOTICE THAT THE RELIEF REQUESTED IN THE MOTION AND THE SETTLEMENT AGREEMENT MAY AFFECT YOUR
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RIGHTS. THE DEBTORS ENCOURAGE YOU TO REVIEW THE TERMS OF THE SETTLEMENT
AGREEMENT CAREFULLY. The Motion and the Settlement Agreement have been filed with the Bankruptcy Court and are available for a fee from the website for the Bankruptcy Court at <www.deb.uscourts.gov>. The Settlement Agreement has also been filed with the Securities and Exchange Commission on January 7, 2004 as an exhibit to the Current Reports on Form 8-K of each of DVI, Inc. and DVI Receivables Corp. VIII and is available free of charge from the website for the Securities and Exchange Commission at
<www.sec.gov>.

Dated:  January 8, 2004

Raymond H. Lemisch, Esq. (Id.#4204)      Gary M. Schildhorn, Esq.
ADELMAN LAVINE GOLD AND LEVIN,           ADELMAN LAVINE GOLD AND LEVIN,
A Professional Corporation               A Professional Corporation
The Citizens Bank Center                 Four Penn Center, Suite 900
919 North Market Street, Ste. 710        Philadelphia, PA  19103
Wilmington, DE  19801-1292               215-568-7515
302-654-8200

David S. Heller, Esq.
Josef S. Athanas, Esq.
Peter E. Pinnow, Esq.
LATHAM & WATKINS LLP
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, IL  60606
312-876-7700

                          Attorneys for the Debtors and
                              Debtors-in-Possession